Exhibit 99.7

Extraordinary General Meeting of China Hydroelectric Corporation

Date:	September 28, 2012
See Voting Instruction On Reverse Side.

Please make your marks like this: ☒ Use dark black pencil or pen only

	For	Against	Abstain

PROPOSALS 1 – 5: Removal of the directors named below pursuant to Article 88 of the Company’s Amended and Restated Articles of Association

1. Remove John D. Kuhns	☐	☐	☐

2. Remove Richard H. Hochman	☐	☐	☐

3. Remove Shadron Lee Stastney	☐	☐	☐

4. Remove Anthony H. Dixon	☐	☐	☐

5. Remove Stephen Outerbridge	☐	☐	☐

Proposals 6 – 9: Appointment of (i) Moonkyung Kim as a Class I director of the Company to serve until the annual general meeting to be held in 2013, (ii) Amit Gupta as a Class I director to serve until the annual general meeting to be held in 2013, (iii) Jui Kian Lim as a Class III director to serve until the annual general meeting to be held in 2012, and (iv) Yun Pun Wong as a Class II director to serve until the annual general meeting to be held in 2014, each pursuant to Article 88 of the Company’s Amended and Restated Articles of Association.

6. Appoint Moonkyung Kim	☐	☐	☐

7. Appoint Amit Gupta	☐	☐	☐

8. Appoint Jui Kian Lim	☐	☐	☐

9. Appoint Yun Pun Wong	☐	☐	☐

Authorized Signatures - This section must be completed for your instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

h Please separate carefully at the perforation and return just this portion in the envelope provided. h

Extraordinary General Meeting of China Hydroelectric Corporation

to be held September 28, 2012

For Holders as of August 29, 2012

•	Mark, sign and date your Voting Instruction Form.

•	Detach your Voting Instruction Form.

•	Return your Voting Instruction Form in the postage-paid envelope provided.

All votes must be received by [    ] pm, Eastern Time September [    ], 2012.

PROXY TABULATOR FOR
CHINA HYDROELECTRIC CORPORATION
[ ]

CHINA HYDROELECTRIC CORPORATION

Instructions to The Bank of New York Mellon, as Depositary

(Must be received prior to [    ] PM (New York Time) on September [    ], 2012)

The undersigned registered holder of American Depositary Receipts hereby requests and instructs The Bank of New York Mellon, as Depositary, to vote or cause to be voted the amount of shares or other Deposited Securities represented by such Receipt of China Hydroelectric Corporation registered in the name of the undersigned on the books of the Depositary as of the close of business August 29, 2012 (US Record Date) at the extraordinary general meeting of Shareholders of China Hydroelectric Corporation to be held on September 28, 2012 at 9 a.m. Hong Kong time, at the offices of O’Melveny & Myers, 31st Floor, AIA Central, 1 Connaught Road, Central, Hong Kong.

NOTE:

1.	Please direct the Depositary how it is to vote by placing an X in the appropriate box opposite the resolution.

(Continued and to be marked, dated and signed, on the other side)